Exhibit 99.4

The Bank of Waynesboro & Subsidiary

(A 50.56% Owned Subsidiary of FCB Corporation)

Unaudited Financial Statements

As of and For the Three Months Ended

March 31, 2020

The Bank of Waynesboro & Subsidiary

Unaudited Financial Statements

The Bank of Waynesboro & Subsidiary

Unaudited Consolidated Balance Sheet

(Dollars in thousands, except share data)

March 31, 2020

Assets
Cash and due from banks	$6,740
Interest-bearing deposits in financial institutions	14,050

Total cash and cash equivalents	20,790

Certificates of deposit with other banks	10,197
Securities available-for-sale, at fair value	20,444
Loans	119,012
Less allowance for loan losses	(1,898)

Loans, net	117,114

Premises and equipment, net	3,663
Restricted equity securities	420
Accrued interest receivable	763
Other real estate owned, net	321
Other assets	3,542

Total assets	$177,254

Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$32,110
Interest-bearing	26,305
Savings and money market accounts	43,126
Time	52,028

Total deposits	153,569
Other liabilities	713

Total liabilities	154,282

Shareholders’ equity:
Common stock, $10 par value; 30,000 shares authorized, issued and outstanding	300
Additional paid-in capital	1,000
Retained earnings	22,022
Accumulated other comprehensive loss, net of income tax	(350)

Total shareholders’ equity	22,972

Total liabilities and shareholders’ equity	$177,254

See accompanying notes to consolidated financial statements.

The Bank of Waynesboro & Subsidiary

Unaudited Consolidated Statements of Income

(Dollars in thousands, except share data)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Interest income:
Loans, including fees	$1,904	$1,971
Securities:
Taxable	93	112
Tax-exempt	37	33
Restricted equity securities	3	6
Interest-bearing deposits in financial institutions	111	62

Total interest income	2,148	2,184

Interest expense:
Interest-bearing deposits	20	19
Savings and money market accounts	47	48
Time deposits	205	163

Total interest expense	272	230

Net interest income	1,876	1,954
Provision for loan losses	158	12

Net interest income after provision for loan losses	1,718	1,942

Noninterest income:
Treasury management and other deposit service charges	161	139
Interchange and debit card transaction fees	58	54
Other noninterest income	49	124

Total noninterest income	268	317

Noninterest expense:
Salaries and employee benefits	848	838
Data processing and software	120	112
Professional fees	90	47
Occupancy	91	92
Equipment	75	84
Regulatory fees	13	18
Other operating	150	131

Total noninterest expense	1,387	1,322

Income before income taxes	599	937
Income tax expense	146	235

Net income	$453	$702

Per share information:
Basic net income per share of common stock	$1.51	$2.34

Diluted net income per share of common stock	$1.51	$2.34

Weighted average shares outstanding:
Basic	300,000	300,000

Diluted	300,000	300,000

See accompanying notes to consolidated financial statements.

The Bank of Waynesboro & Subsidiary

Unaudited Consolidated Statements of Comprehensive Income

(Dollars in thousands)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Net income	$453	$702
Other comprehensive income:
Unrealized gains (losses) on securities available-for-sale:
Unrealized holding gains (losses) arising during the period	(558)	249
Reclassification adjustment for gains included in net income	(6)	(9)
Tax effect	147	(63)

Other comprehensive income (loss)	(417)	177

Comprehensive income	$36	$879

See accompanying notes to consolidated financial statements.

The Bank of Waynesboro & Subsidiary

Unaudited Consolidated Statement of Changes in Shareholders’ Equity

(Dollars in thousands, except share data)

For the Three Months Ended March 31, 2020

	Common stock, voting (shares)	Common stock, voting (amount)	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
Balance December 31, 2019	300,000	$300	$1,000	$21,569	$67	$22,936
Net income	—	—	—	453	—	453
Other comprehensive loss	—	—	—	—	(417)	(417)

Balance March 31, 2020	300,000	$300	$1,000	$22,022	$(350)	$22,972

See accompanying notes to consolidated financial statements.

The Bank of Waynesboro & Subsidiary

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$453	$702
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	158	12
Depreciation and amortization	39	46
Securities (gains) losses, net	(6)	(9)
Net gain on sale of other real estate owned	(2)	(64)
Net (increase) decrease in accrued interest receivable and other assets	(407)	17
Net increase (decrease) in accrued interest payable and other liabilities	(84)	36

Net cash provided by operating activities	151	740

Cash flows from investing activities:
Activities in securities available-for-sale:
Purchases	(6,000)	(2,399)
Sales	—	2,898
Maturities, prepayments and calls	10,397	580
Activities in certificates of deposits with other banks:
Purchases	(2,239)	—
Maturities	496	497
Net increase in loans	193	723
Proceeds from sale of other real estate	110	74
Purchase of premises and equipment	—	(21)

Net cash provided by investing activities	2,957	2,352

Cash flows from financing activities:
Net increase in deposits	2,699	5,532

Net cash provided by financing activities	2,699	5,532

Net increase in cash and cash equivalents	5,807	8,624
Cash and cash equivalents at beginning of period	14,983	4,097

Cash and cash equivalents at end of period	$20,790	$12,721

Supplemental disclosures of cash paid:
Interest paid	$672	$487
Income taxes	48	39

See accompanying notes to consolidated financial statements.

The Bank of Waynesboro & Subsidiary

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements as of and for the period ended March 31, 2020 include The Bank of Waynesboro and its wholly owned subsidiary, Waynesboro Holdings, Inc. (the “Bank”, together referred to as the “Company”). Significant intercompany transactions and accounts are eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X as promulgated by the SEC. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the financial condition and results of operations for the periods presented have been included. Operating results for the three months ended March 31, 2020, are not necessarily indicative of the results that may be expected for the full year or in any other period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses (“ALL”) and the valuation of our investment portfolio. There have been no significant changes to the Company’s critical accounting policies as disclosed in the Company’s Annual Report for the year ended December 31, 2019.

Subsequent Events

Accounting Standards Codification (“ASC”) 855, Subsequent Events, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company evaluated all events or transactions that occurred after March 31, 2020 through the date of the issued financial statements.

NOTE 2 – LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the loan portfolio as of March 31, 2020 follows (dollars in thousands):

Commercial real estate	$36,362
Consumer real estate	46,456
Construction and land development	10,015
Commercial and industrial	11,980
Consumer	10,022
Other	4,177

Total	119,012
Allowance for loan losses	(1,898)

Total loans, net	$117,114

The following tables detail the changes in the ALL for the three and nine months ended March 31, 2020 (dollars in thousands):

	Commercial real estate	Consumer real estate	Construction and land development	Commercial and industrial	Consumer	Other	Total
Balance, beginning of period	$513	$606	$114	$176	$137	$205	$1,751
Charged-off loans	—	(10)	—	—	(1)	(9)	(20)
Recoveries	—	—	—	—	5	4	9
Provision for loan losses	104	152	41	37	22	(198)	158

Balance, end of period	$617	$748	$155	$213	$163	$2	$1,898

A breakdown of the ALL and the loan portfolio by loan category at March 31, 2020 follows (dollars in thousands):

	Commercial real estate	Consumer real estate	Construction and land development	Commercial and industrial	Consumer	Other	Total
Allowance for Loan Losses:
Collectively evaluated for impairment	$617	$748	$155	$213	$163	$2	$1,898
Individually evaluated for impairment	—	—	—	—	—	—	—

Balances, end of period	$617	$748	$155	$213	$163	$2	$1,898

Loans:
Collectively evaluated for impairment	$36,362	$46,251	$10,015	$11,707	$9,998	$4,177	$118,510
Individually evaluated for impairment	—	205	—	273	24	—	502

Balances, end of period	$36,362	$46,456	$10,015	$11,980	$10,022	$4,177	$119,012

The following table presents the Company’s impaired loans that were evaluated for specific loss allowance as of March 31, 2020 (dollars in thousands):

	Recorded investment	Unpaid principal balance	Related allowance
With no related allowance recorded:
Commercial real estate	$—	$—	$—
Consumer real estate	205	205	—
Construction and land development	—	—	—
Commercial and industrial	273	273	—
Consumer	24	24	—
Other	—	—	—

Subtotal	502	502	—

With an allowance recorded:
Commercial real estate	—	—	—
Consumer real estate	—	—	—
Construction and land development	—	—	—
Commercial and industrial	—	—	—
Consumer	—	—	—
Other	—	—	—

Subtotal	—	—	—

Total	$502	$502	$—

The following table presents the recorded investment in non-accrual loans, past due loans over 89 days outstanding and accruing and troubled debt restructurings (“TDR”) by class of loans as of March 31, 2020 (dollars in thousands):

	Non-Accrual	Past Due Over 89 Days and Accruing	Troubled Debt Restructurings
Commercial real estate	$—	$—	$—
Consumer real estate	205	36	—
Construction and land development	—	—	—
Commercial and industrial	273	—	—
Consumer	24	—	—
Other	—	—	—

Total	$502	$36	$—

NOTE 3 – EARNINGS PER SHARE

The following is a summary of the basic and diluted earnings per share calculation for the three months ended March 31, 2020 and 2019 (dollars in thousands, except share data):

	Three Months Ended March 31,
	2020	2019
Basic net income per share calculation:
Numerator – Net income	$453	$702
Denominator – Average common shares outstanding	300,000	300,000

Basic net income per share	$1.51	$2.34

Diluted net income per share calculation:
Numerator – Net income	$453	$702
Denominator – Average common shares outstanding	300,000	300,000
Dilutive shares contingently issuable	—	—

Average diluted common shares outstanding	300,000	300,000

Diluted net income per share	$1.51	$2.34

NOTE 4 – SUBSEQUENT EVENT

On July 1, 2020, pursuant to the Agreement and Plan of Merger, dated as of January 23, 2020 (the “FCB Merger Agreement”), by and between CapStar Financial Holdings, Inc., a Tennessee corporation (“CapStar”), and FCB Corporation, a Tennessee corporation (“FCB”), FCB was merged with and into CapStar, with CapStar continuing as the surviving entity (the “FCB Merger”). Immediately following the FCB Merger, The First National Bank of Manchester, a national banking association, a wholly owned subsidiary of FCB, merged with and into CapStar Bank, a wholly owned subsidiary of CapStar (the “Bank Merger”), with CapStar Bank continuing as the surviving entity in the Bank Merger.

Effective July 1, 2020, following the FCB Merger, pursuant to the Plan of Bank Merger, dated as of January 23, 2020 (the “BOW Merger Agreement,” and together with the FCB Merger Agreement, the “Merger Agreements”), by and among CapStar, CapStar Bank and The Bank of Waynesboro, a Tennessee chartered bank (“BOW”), BOW was merged with and into CapStar Bank, with CapStar Bank continuing as the surviving entity (the “BOW Merger,” and together with the FCB Merger, the “Mergers”). Prior to the FCB Merger, FCB owned 50.56% of the issued and outstanding shares of common stock, par value $10.00 per share, of BOW (“BOW Common Stock”); other shareholders owned the remaining 49.44% of the issued and outstanding shares of BOW Common Stock.

On the terms and subject to the conditions set forth in the FCB Merger Agreement, at the effective time of the FCB Merger, holders of common stock (the “FCB Common Stock”), par value $10.00 per share, of FCB collectively had the right to receive, without interest, 2,969,418 shares of common stock, par value $1.00 per share, of CapStar (“CapStar Common Stock”), with cash (without interest) in lieu of fractional shares, and $22,182,262.97 in cash, without interest.

On the terms and subject to the conditions set forth in the BOW Merger Agreement, at the effective time of the BOW Merger, holders of BOW Common Stock other than CapStar (such shareholders, the “BOW Minority Shareholders”), collectively had the right to receive, without interest, 664,800 shares of CapStar Common Stock, with cash (without interest) in lieu of fractional shares, and $5,096,990.31 in cash, without interest. Each share of BOW Common Stock held by CapStar will be converted into the number of shares of CapStar Common Stock equal in value to the per share merger consideration received by the BOW Minority Shareholders.

Total acquisition consideration resulting from the Mergers amounted to approximately $70.9 million.

The foregoing description of the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreements, copies of which were attached as Exhibits 2.1 and 2.2 to CapStar’s Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2020 and the terms of which are incorporated herein by reference.